SILLS CUMMIS RADIN TISCHMAN
  EPSTEIN & GROSS, P.A.
Jack M. Zackin (JZ 2540)
Andrew H. Sherman (AS 6061)
One Riverfront Plaza
Newark, New Jersey 07102
(973) 643-7000
Attorneys for the Debtor and Debtor-in-Possession

                         UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF NEW JERSEY

------------------------------------

In re:                                 Chapter 11

GRAND COURT LIFESTYLES, INC.,          Case No. 00-32578 (NLW)

               Debtor,                 Hearing Date: December 27, 2000
                                               Time: 1:00 p.m.

------------------------------------

            ORDER AUTHORIZING (I) SALE OF SUBSTANTIALLY ALL OF THE DEBTOR'S INTERESTS IN ITS SENIOR LIVING PORTFOLIO; (II) REDUCTION OF CLAIMS HELD BY LIMITED PARTNERS AGAINST THE DEBTOR; AND (III) APPROVAL OF SETTLEMENT OF CONTROVERSY REGARDING THE MOTION OF THE OFFICIAL COMMITTEE OF UNSECURED EQUITY INVESTORS TO TERMINATE THE DEBTOR'S PARTNERSHIP AND MANAGEMENT AGREEMENTS

      This matter having been brought on before the Court by application of Grand Court Lifestyles, Inc., debtor and debtor in possession in this chapter 11 case (the "Debtor"), dated November 10, 2000 (the "Sale Motion"), for the entry of an order pursuant to sections 105, 363 and 365 of title II, United States Code (the "Bankruptcy Code"), and Rules 2002, 3003, 3007, 6004, 6006 and 9019 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), for inter alia: (i) authorization to sell substantially all of the Debtor's interests in certain senior living communities identified in the Sale Motion, along with a transfer of the management thereof (the "Senior Living Assets") to Capital Senior Living-GC, Inc. and Triad Senior

Corporation (collectively, "CSL") or for any higher and better offer, and notice of the Sale (the "Sale") and (ii) approval of procedures for, and notice of, the sale hearing (the "Sale Hearing") in the form annexed to the Sale Motion(1) as Exhibit C (the "Sale and Hearing Notice") (the "Initial Relief"); and the Debtor having sought authorization to reduce and allow the claims of the limited partners to the aggregate amount of five million dollars ($5,000,000) (the "Claim Relief"); and the Debtor sought authorization to settle and resolve the Motion filed by the Official Committee of Unsecured Equity Investors to terminate certain management and partnership agreements (the "Termination Motion"); and a hearing having been held on November 16, 2000 to consider the Initial Relief requested in the Sale Motion (the "Sale Procedures Hearing"); and the Court having entered an Order Scheduling Hearing and Granting Application of Debtor for (i) Authority to Sell Substantially all of the Debtor's Interests in Its Senior Living Portfolio to Capital Senior Living, Inc. and Triad Senior Living, Subject to Higher And Better Offers And Further Approval of this Court,
(ii) Approval of the Sale Procedures Related Thereto, (iii) Approval of Form of Solicitation to Limited Partners and (iv) Reduction And Allowance of Claims Held by Limited Partners Against the Debtor dated November 16, 2000 (the "Sale Procedures Order"); and the Court having considered the Sale Motion and the record in this case and this contested matter support of the relief requested in the Sale Motion at a final hearing on the Sale Motion held on December 27, 2000 (the "Final Hearing"); and the Court finding that notice of the Sale Motion was sufficient under the circumstances; and the Court having determined that the legal and factual bases set forth in the Sale Motion and at the Final Hearing establish just cause for the relief granted in this Order;

----------

      (1) Unless otherwise defined, Capitalized terms utilized herein shall have the meanings ascribed to those terms in the Sale Motion.

      THE COURT MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW:

                                  Jurisdiction

      A. The Court has jurisdiction over this matter under 28 U.S.C. ss.ss.157 and 1334. This proceeding is a core proceeding under 28 U.S.C.ss.157(b)(2). Venue is proper in this district under 28 U.S.C.ss.ss.1408 and 1409. The statutory predicates for the relief requested herein are sections 105 and 363 of the Bankruptcy Code.

                                     Notice

      B. Due notice of this Order, the proposed sale, the Sale Motion, the Sale Procedures Order, and the Final Rearing, has been given to all panics entitled thereto under the Sale Procedures Order, as evidenced by the affidavits of service filed with the Court; and the Debtor has complied with all of the procedures for notice of the Sale Motion and Final Hearing set forth in the Sale Procedures Order. Such notice constitutes appropriate and adequate notice to all parties in interest and complies with section 102(1) of the Bankruptcy Code and Rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"). No other or further notice of the Sale Motion, the Sale Procedures Order, the Final Hearing, or the entry of this Order is necessary.

      C. A reasonable opportunity to object or be heard regarding the relief requested in the Sale Motion has been afforded to all interested parties, including (a) all entities who claim interests in or liens upon the Senior Living Assets, (b) the Office of the United States Trustee; (c) counsel to each Committee; (d) all panics who filed requests for notices under Rule 2002 of the Bankruptcy Rules, (e) all creditors, and (f) all entities that heretofore expressed an interest in purchasing the Senior Living Assets.

      D. The solicitation materials sent to all limited partners contained due, adequate, full and fair, timely and good and sufficient notice of the solicitation to the limited partners and the modifications to the rights of the limited partners in the respective Owning and Investing Partnerships.

                            Objection; Other Bidders

      E. In response to the Sale Motion and the notice of the Sale Motion, the Debtor received objections to the proposed sale of the Senior Living Assets from the following parties: Florida Tax Collectors ("Tax Collectors"), George Batchelor ("Batchelor"), Richard A. Winer, et als ( "Winer"); LaSalle Bank, NA ("LaSalle"), KeyBank, NA ("Key"), The Chase Manhattan Bank, NA. ("Chase"). National Realty Finance, Inc. ("NRF"), Pacific Life Insurance Company ("Pacific Life"), Lake Worth Apartments, L.L.C. ("LWA"), M.C. Associates, L.L.C. ("MCA"), DLJ Mortgage Acceptance Corp. ("DLJ"), Column Financial, Inc. ("Column"), Lend Lease Asset Management, L.P. ("Lend Lease"), and The Mission Bank ("Mission", collectively with LaSalle, Key, Chase, NRF, Pacific Life, LWA, MCA, DLJ, Column and Lend Lease, the "Objecting Lenders").

      F. The Debtor received bids for the Senior Living Assets from Capital Senior Living-GC, Inc. and Triad Senior Living (collectively, "CSL"), GFB-AS Investors, LLC whose members are Apollo Real Estate Advisors IV, L.P., Fortress Investment Group LLC and Michael L. Ashner (collectively, "GFB-AS") and Bedford Senior Living LLC. The Sale was properly conducted on December 20, 2000 at the offices of the Debtor's counsel. At the Sale, the bid of GFB-AS was determined by the Debtor, the Official Committee of Unsecured Creditors, (the "Creditors' Committee") and the Official Committee of Unsecured Equity Investors (the "Equity Committee, together with the Creditors' Committee, the "Committees") to be the highest and best bid for the Senior Living Assets, and the aggregate price offered by GFB-AS constitutes full and adequate consideration and reasonably equivalent value for the Senior Living Assets.

                             Justification for Sale

      C. The Debtor has established a sound business justification in support of the proposed sale of the Senior Living Assets. Such business justification includes, but is not limited to, the facts that (a) there is a grave risk of immediate and irreparable deterioration of the value of the Senior Living Assets and this bankruptcy estate if the sale is not consummated quickly, (b) the bid by GFB-AS constitutes the highest and best bid for the Senior Living Assets, (c) the sale presents the best opportunity to realize the value of the Senior Living Assets and avoid further decline and devaluation of such assets, and (d) claims against Debtor's estate will be minimized as a result of the prompt sale of the Senior Living Assets, and after considering the circumstances described in the Sale Motion, the Court has determined that the procedures outlined in the Sale Procedures Order and GFB-AS's bid presents the best opportunity for this estate to realize the highest distribution possible to all creditors. The sale process conducted by Debtor was non-collusive, fair and reasonable and conducted in good faith.

      H. Except as otherwise provided herein, the Debtor may sell the Senior Living Assets free and clear of all liens, claims, interests, rights of another and encumbrances (collectively, "Liens") because, as required by section 363(f) of the Bankruptcy Code, the price to be paid for the Senior Living Assets exceeds the aggregate value of all liens on the Senior Living Assets or the liens are in bona fide dispute or the holder of an interest in the Senior Living Assets could be compelled, in a legal or equitable proceeding, to accept a money satisfaction of such interest, and liens. As a condition to the sale of the Senior Living Assets, GFB-AS requires that (a) the Senior Living Assets be sold free and clear of all Liens. GFB-AS would not enter into the transaction and consummate the Sale, thus adversely affecting the Debtor's estate, if the Sale to GFB-AS were not free and clear of all Liens.

      I. The transactions contemplated by the Sale Motion, as approved and implemented by this Order, are in compliance with and satisfy all applicable provisions of the Bankruptcy Code including, without limitation, sections 363(b), (e), (f), and (o). The terms and conditions of the sale of the Senior Living Assets and the other transactions approved by this Order, are fair and reasonable. The sale of the Senior Living Assets outside of a plan of reorganization is reasonable and appropriate under the circumstances and is a prerequisite of any plan of reorganization or liquidation of Debtor, if any, and does not impermissibly dictate the terms of any such plan.

      J. The transfer of the Senior Living Assets to GFB-AS for the consideration set forth in the Asset Purchase Agreement (as defined herein) is in the best interest of the Debtor's estate, its creditors, and all parties-in-interest.

                                  The Auction

      K. In accordance with the Sale Procedures Order and the bidding procedures provided thereunder, the Debtor conducted on auction (the "Auction") on December 20, 2000. There was competitive bidding at the Auction, and the Auction lasted in excess of seven (7) hours. Each bidder was offered opportunities to increase its bid in an effort to obtain the highest or best bid for the Senior Living Assets.

      L. Based upon the results of the Auction, the Debtor, in consultation with each Committee, determined that the bid submitted by GFB-AS was the highest and best offer for the Senior Living Assets.

                          The Asset Purchase Agreement

      M. Subsequent to the Auction, the Debtor and GFB-AS negotiated the terms of an Asset Purchase Agreement, dated as of December 20, 2000 (including all related instruments, documents, exhibits, schedules, lists and agreements), between the Debtor and GSB-AS a copy of which is attached as Exhibit A (substantially in the form to be executed by the parties) and made a part hereof (the "Asset Purchase Agreement").

                                   Good Faith

      N. The sale of the Senior Living Assets was negotiated, proposed and entered into by the parties in good faith, from arm's length bargaining positions and without collusion. Neither Debtor nor GFB-AS engaged in any conduct that would prevent the application of section 363(m) of the Bankruptcy Code. Consequently, GFB-AS is a good faith purchaser under section 363(m) of the Bankruptcy Code and, as such, is entitled to the protections afforded thereby. GFB-AS is not affiliated with the Debtor.

      O. The terms of the Sale of the Senior Living Assets are fair and reasonable under the circumstances of this chapter 11 case.

      P. GFB-AS will be acting in good faith within the meaning of section 363(m) of the Bankruptcy Code in closing the transactions contemplated by the Sale at any time after the entry of this Order, including immediately after its entry.

      Q. In the absence of a stay pending appeal, if any, GFB-AS will be acting in good faith within the meaning of section 363(m) of the Bankruptcy Code in consummating the transactions contemplated hereby.


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

                             No Fraudulent Transfer

      R. The consideration provided by GFB-AS for the Senior Living Assets constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.

                              Validity of Transfer

      S. Except as otherwise provided herein, the transfer of each of the Senior Living Assets to GFB-AS, is or will be a legal, valid, and effective transfer of the Senior Living Assets, and vests or will vest GFB-AS with all right, title, and interest of the Debtor to the Senior Living Assets free and clear of all of the following (collectively, "Encumbrances"); mortgages, security interests, conditional sale or other title retention agreements, pledges, liens (as that term is defined in Section 101(37) of the Bankruptcy Code), judgments, demands, easements, charges, encumbrances, defects, options, rights of way, covenants, claims, rights of first refusal, other encumbrances and restrictions of all kind (including, without limitation, encumbrances that purport to give to any party a right or option to effect any forfeiture, modification or termination of the interest of the Debtor.

      T. GFB-AS would not have bid for the Senior Living Assets adversely affecting the Debtor, its estate, and its creditors, if the Sale of the Senior Living Assets to GFB-AS was not free and clear of all claims against the Debtor or its estate and all Encumbrances.

                          Section 363(f) is Satisfied

      U. The Debtor may sell the Senior Living Assets (other than its interest in the Investor Notes) free and clear of all claims and Encumbrances against the Debtor or its estate because, in each case, one or more of the standards set forth in section 363(f)(l)-(5) of the Bankruptcy Code has been satisfied. The sale of the Debtor's interest in the Investor Notes shall be subject to any and all valid liens, claims and Encumbrances. Those holders of claims and Encumbrances, in each case against the Debtor or its estate, and non-Debtor parties to executory contracts and unexpired leases who did not object, or who withdrew their objections, to the Sale or the Sale Motion are deemed to have consented pursuant to section 363(f)(2) of the Bankruptcy Code. Those holders of such Encumbrances and non-Debtor parties to executory contracts and unexpired leases who did object fall within one or more of the other subsections of section 363(f) and are adequately protected by having their claims or Encumbrances, if any, in each instance against the Debtor or its estate, attach to the cash proceeds of the Sale ultimately attributable to the property in which they allege an interest.

                             No Successor Liability

      V. Except as otherwise provided in section 1.3 of the Asset Purchase Agreement, the (i) transfer of the Senior Living Assets to GFB-AS does not and will not subject GFB-AS to any liability by reason of such transfer under (i) the laws of the United States, any state, territory, or possession thereof, or the District of Columbia, based, in whole or in part, directly or indirectly, on any theory of law, including, without limitation, any theory of antitrust, environmental, successor or transferee liability, labor law, de facto merger, or substantial continuity or (ii) any contract, understanding or agreement (other than any operative partnership agreement subsequent to the First Closing), including without limitation collective bargaining agreements, employee pension plans, or employee welfare or benefit plans. Those of the Debtor's employees who are to be retained by GFB-AS are being hired under new employment contracts and/or other employment arrangements to be entered into or to become effective at or after the time of the closing. GFB-AS is not assuming any of the Debtor's obligations to its employees.

      W. No common identity of incorporators, officers, directors or material stockholders exists between GFB-AS and the Debtor.

      X. GFB-AS is not purchasing all of the Debtor's assets.

                                 Transfer Taxes

      Y. The transfer of the Senior Living Assets to GFB-AS is a transfer pursuant to section 1146(c) of the Bankruptcy Code and accordingly shall not be taxed under any law imposing a stamp tax or a sales, use, transfer, duty, value added, or any other similar tax, including without limitation any bulk sales tax.

                        Compliance with Securities Laws

      Z. The solicitation of the votes and consent of the limited partners and/or creditors herein was conducted in good faith and in compliance with all state and federal securities laws, rules and regulations. The Debtor, the Equity Committee, the Creditors' Committee, the Examiner or any professional, employee, agent, officer, director or representative shall not be liable on account of such solicitation of any applicable law, rule or regulation governing the solicitation.

                         Corporate Governance; Consents

      AA. The Debtor has full corporate power and authority to execute all documents and agreements as it deems necessary or appropriate to effectuate any of the transactions contemplated hereby, and the sale of the Senior Living Assets by the Debtor has been duly and validly authorized by all necessary corporate power and authority necessary to consummate the transactions contemplated hereby. No consents or approvals, other than this Order are required for Debtor to consummate such transactions.

      BASED UPON THE FOREGOING, IT IS ON THIS __ DAY OF DECEMBER, 2000 HEREBY ORDERED, ADJUDGED AND DECREED THAT:

      1. The Sale Motion be, and hereby is granted.

      Sale of Senior Living Assets and Approval of Asset Purchase Agreement

      2. The sale of the Senior Living Assets to GFB-AS is hereby authorized under sections 363(b) and (f) of the Bankruptcy Code. The Debtor is hereby authorized and directed to execute, deliver, implement, and fully perform all instruments and documents which may be reasonably necessary, convenient or desirable to implement the sale of the Senior Living Assets and to take all further actions as may be necessary or appropriate to perform the obligations, and effectuate the transactions, contemplated hereby.

      3. The Asset Purchase Agreement, substantially in the form annexed hereto as Exhibit A, is hereby approved in all respects.

      4. The Debtor shall sell, transfer, assign and convey to GFB-AS all of Debtor's rights, title, and interest in and to the Senior Living Assets, except as provided in the Asset Purchase Agreement.

      5. The Debtor is authorized, empowered and directed to deliver (and thereafter as requested by GFB-AS) bills of sale, assignments and other such documentation that may be necessary or reasonably requested by GFB-AS to evidence the transfers contemplated in this Order.

      6. Pursuant to sections 105(a), 363(b), 363(f)(4), and/or 363(f)(5) of the Bankruptcy Code, the Senior Living Assets (other than the Debtor's interest in the Investor Notes) and all of Debtor's rights, title, and interest therein shall be transferred to GFB-AS free and clear of all liens, claims (pre and post-petition) ("Claims"), and Encumbrances. The sale of the Debtor's interest in the Investor Notes shall be subject to any and all valid liens, claims and Encumbrances.

      7. All persons and entities holding Claims or Encumbrances of any kind and nature with respect to the Senior Living Assets are hereby forever barred and permanently enjoined from asserting such Claims and Encumbrances of any kind and nature against the Senior Living Assets or GFB-AS.

                                   Objections

      8. All objections to the Sale Motion that were not withdrawn or settled on the record and the Final Hearing are overruled.

                                Release of Liens

      9. This Order is and shall be effective as a determination that, on the closing date, all Claims and Encumbrances, and claims existing prior to the date hereof have been and hereby are unconditionally released and terminated as to the Senior Living Assets and that the conveyance described in this Order has been effected. Each and every federal, state, and local governmental agency or department is hereby directed to accept for filing or recording this Order and any and all documents and instruments necessary and appropriate to consummate the transactions contemplated hereby.

      10. Upon the reasonable request of GFB-AS, each of Debtor's creditors shall execute and deliver to GFB-AS a release of all Claims and Encumbrances against the Senior Living Assets, if any, as such Claims and Encumbrances may have been recorded or may otherwise exist. If any person or entity that has filed financing statements or other documents or agreements evidencing Claims or Encumbrances on or interests in the Senior Living Assets has not delivered to GFB-AS prior to the closing, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, or releases of all Claims or Encumbrances or other interests that such person or entity has with respect to the Senior Living Assets, GFB-AS is authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of such person or entity with respect to the Senior Living Assets.

                                 No Liabilities

      11. Except as otherwise provided in the Asset Purchase Agreement, neither the purchase of the Senior Living Assets by GFB-AS, nor the subsequent operation by GFB-AS of the business previously operated by the Debtor, will cause GFB-AS or any of its affiliates to be deemed a successor in any respect to Debtor's business within the meaning of any federal, state, or local revenue, pension, ERISA, tax, labor or environmental law, rule or regulation (including, without limitation, filing requirements under any such laws, rules, or regulations) or under any products liability law or doctrine with respect to Debtor's liability under such laws, rules, regulations or doctrines.

      12. Neither the Debtor nor GFB-AS shall have liability or obligation under the WARN Act (29 U.S.C.ss.ss.2101 et seq.) or the Comprehensive Environmental Response Compensation and Liability Act or any federal, state or local environmental law by virtue of GFB-AS's purchase of the Senior Living Assets.

      13. No party to the solicitation of votes and consent of the limited partners of the Owning Partnerships shall be liable on account of such solicitation of any applicable federal, state or local law, rule or regulation governing the solicitation.

                                Former Employees

      14. GFB-AS in its sole discretion is authorized, but not obligated, to employ such of Debtor's employees on a case by case basis as GFB-AS deems appropriate. In no event will GFB-AS be deemed a successor employer for any purpose. Any Claim of an employee arising on or prior to the closing or as a result of such employee's termination in conjunction with the transfer of the Senior Living Assets as provided by this Order, whether such employee is employed by the GFB-AS or not, will be a claim against Debtor and its estate and not against GFB-AS.

                                Claims; Releases

      15. GFB-AS will not be deemed to have assumed any Claims or any post-petition obligations or liabilities of the Debtor. Except as otherwise provided herein, under no circumstances will GFB-AS be deemed a successor of or to the Debtor for any liability of the Debtor (whether direct or indirect, liquidated or unliquidated, choate or inchoate or contingent or fixed) whatsoever.

                        Transfer of Senior Living Assets

      16. In accordance with sections 1146(c) and 105 of the Bankruptcy Code, the transfer of the Senior Living Assets to GFB-AS and the making, execution, delivery or recordation of any deed, termination or modification of any lease or other instrument of transfer or assignment executed in connection with any of the transactions contemplated hereby is not subject to (i) taxation under any federal, state or local law imposing a sales, stamp, transfer or other similar tax, or (ii) any state or local filing or notice requirements related to bulk transfers or bulk sales.

      17. If any of the Senior Living Assets is in the care or custody of any non-Debtor party, such party following the closing of the sale to GFB-AS will immediately upon request surrender any such Senior Living Assets in its care or custody to GFB-AS.

                         Access to Senior Living Assets

      18. Upon the First Closing (as such term defined in the Asset Purchase Agreement), GFB-AS is granted immediate and unfettered access to the Senior Living Assets conveyed at the closing, including by way of example but without limitation, inventory, leased property, equipment, books, records, customer lists, mailing lists, outstanding purchase orders, customer order files and computer hardware and software upon which such information may be stored. The Debtor, its employees, officers, and directors and any other entity that may have possession or control over items such as keys, lock boxes, security codes, computer access codes, telephone access codes and other similar devices, will turn over such devices (or control or access to such devices) to GFB-AS immediately upon the closing as to the Senior Living Assets conveyed at the closing. The Debtor and such entities are enjoined after the First Closing from exercising any control and/or interfering with GFB-AS's use, peaceful enjoyment and control of the Senior Living Assets without GFB-AS's consent.

                       Rejection of Management Contracts

      19. Upon the First Closing, the Debtor's management contracts for the operation of the Syndicated Communities shall be and hereby are rejected pursuant to section 365 of the Bankruptcy Code.

                               Reduction of Claims

      20. The Claim Relief is hereby granted except as to Batchelor, and the claims of the Owning Partnerships, Investing Partnerships and the limited partners in the Investing

Partnerships which relate to the Senior Living Assets and the sale of the interests in the Senior Living Assets shall be and hereby are reduced to the aggregate amount of five million dollars ($5,000,000).

                        Settlement of Termination Motion

      21. Pursuant to Rule 9019 of the Bankruptcy Rules, the settlement of the Termination Motion on the terms set forth in the Sale Motion is hereby authorized and approved.

                Objections to the Sale Motion by Secured Lenders

      22. GFB-AS shall use its best reasonable efforts to provide secured lenders to the Owning Partnerships and lenders holding Investor Note collateral (the "Secured Lenders") with all reasonable information so that the Secured Lenders can make an informed determination regarding the substitution of GFB-AS as the general partner of the Owning Partnerships and as the manager of the facilities owned by the Owning Partnerships and/or the withdrawal of claims against the Debtor in the within bankruptcy case.

      23. Nothing contained in this Order shall impair or impact the rights of the Secured Lenders under their respective pre-petition or post-petition loan agreements and/or mortgages and/or related documents. The entry of this Order is without prejudice to the rights of any Secured Lender to assert that this Court lacks jurisdiction over any issues relating to the Secured Lenders' consents or withdrawal of claims.

      24. The terms of the foregoing paragraph (paragraph 23) shall only apply to the Secured Lenders who filed objections to the Debtor's sale application and/or appeared at the hearing conducted on December 27, 2000 and shall not be for the benefit of, and may not be relied upon by, any persons other than such Lenders.

      25. Any Secured Lender withholding consent to the substitution of GFB-AS (or an affiliate thereof) as the general partner of the Owning Partnerships and the manager of the facilities owned by the Owning Partnerships shall so advise GFB-AS, the Debtor, each Committee and the Court no later than January 17, 2001. Such notification shall include a detailed explanation of the reasons for the withholding or delaying such consent. Any Secured Lender refusing to withdraw its claims against the Debtor in the bankruptcy case shall so advise GFB-AS, the Debtor, each Committee and the Court no later than January 17, 2001 Such notification shall include a detailed explanation of the reasons for the refusal to withdraw such claims.

      26. Any disputes by GFB-AS, the Debtor or the Committees with respect to the refusal of any Secured Lender to provide its consent or withdraw its claims shall be heard at a hearing before this Court on January 30, 2001 at 2:00 p.m. provided that an application requesting such a hearing is filed on or before January 24, 2001. Debtor reserves the right to apply to this Court for such additional relief with respect to the Secured Lenders as may be required to consummate the Sale.

                            Retention of Jurisdiction

      27. This Court shall retain exclusive jurisdiction to implement and enforce the terms and provisions of this Order upon motion by any party in interest, including, without limitation: (a) any disputes relating to this Order or with respect to the sale; (b) the validity and enforcement of all liens, claims and encumbrances; and (c) the transfer or assignment and delivery of the Senior Living Assets to GFB-AS and GFB-AS's peaceful use and enjoyment thereof after the closing regardless of whether a plan of reorganization or liquidation has been confirmed in this case and irrespective of the provisions of any such plan or order confirming such plan.

                                  Miscellaneous

      28. The terms and provisions of this Order are binding in all respects upon the Debtor, its present and former employees, officers, directors and shareholders, its creditors, any entities that received notice of this case, any affected third parties and other parties-in-interest, any persons asserting a claim against or an interest in Debtor's estate or to any of the Senior Living Assets sold, conveyed and assigned or to be assigned under this Order, and all the aforementioned parties' successors or assigns, including, without limitation, any trustee subsequently appointed for Debtor under the Bankruptcy Code.

      29. This Order is a final order and enforceable upon entry. To the extent necessary under Rules 5003, 9014, 9021 and 9022 of the Bankruptcy Rules, the Court expressly finds that there is no just reason for delay in the implementation of this Order and expressly directs entry of this Order.

      30. Under section 363(m) of the Bankruptcy Code, the reversal or modification of this Order on appeal will not affect the validity of the transfer of the Senior Living Assets to GFB-AS, as well as the transactions contemplated or authorized by this Order, unless the same is stayed pending appeal prior to the closing of the transactions authorized by this Order.

      31. The provisions of this Order are non-severable and mutually dependent.


                                       /s/ NOVALYN L.WINFIELD
                                       -----------------------------------------
                                       HON. NOVALYN WINFIELD
                                       UNITED STATES BANKRUPTCY JUDGE


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